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                                   EXHIBIT 3.1

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                HOW2HQ.COM, INC.

         How2HQ.com, Inc., (the "Corporation") is a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware. The date on which its original Certificate of Incorporation was filed with the Secretary of State of Delaware, under the name shoppingwave.com, inc., is January 7, 1999. A Certificate of Amendment to the Certificate of Incorporation was filed with the Secretary of State of Delaware on March 11, 1999; on June 7, 1999; and on July 15, 1999. This Amended and Restated Certificate of Incorporation, which restates and further amends the Certificate of Incorporation, was duly adopted by and in accordance with the provisions of Sections 222, 242 and 245 of the General Corporation Law of the State of Delaware. The provisions of the original Certificate of Incorporation and any and all amendments thereto, are hereby further amended and restated so as to read, in their entirety, as follows.

                                   ARTICLE I

                                      NAME

         The name of the corporation is How2.com, Inc.

                                   ARTICLE II

                                REGISTERED AGENT

         The address of the corporation's registered office in Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the corporation's registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

                                     PURPOSE

         The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

                                  CAPITAL STOCK

         The corporation shall be authorized to issue two classes of stock to be designated respectively "Common" and "Preferred." The total number of shares of Common Stock that the corporation shall have authority to issue shall be One Hundred and Twenty Million (120,000,000), and the par value of each share of Common Stock shall be one cent ($.01). The


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total number of shares of Preferred Stock that the corporation shall have authority to issue shall be One Million (1,000,000), and the par value of each share of Preferred Stock shall be one cent ($.01).

         The Preferred Stock may be issued from time to time in one or more series, without further stockholder approval. The Board of Directors is hereby authorized, in the resolution or resolutions adopted by the Board of Directors or any authorized committee thereof providing for the issue of any wholly unissued series of Preferred Stock, within the limitations and restrictions stated in the corporation's Certificate of Incorporation, as amended from time to time, to fix or alter, the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                   ARTICLE V

                                   DIRECTORS

         The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the corporation and do all such lawful acts and things as are not by statute or this Certificate of Incorporation directed or required to be exercised or done by the shareholders.

         A.       Number of Directors

         The number of directors of the corporation shall be fixed from time to time by action of not less than a majority of the members of the Board of Directors then in office, though less than a quorum, but in no event shall be less than five nor more than fifteen.

         B.       Classes

         Commencing with the first annual meeting of stockholders, the directors shall be divided into three classes, designated Class I, Class II and Class III. The number of directors in each class shall be the whole number contained in the quotient arrived at by dividing the authorized number of directors by three, and if a fraction is also contained in such quotient then if such fraction is one-third (1/3) the extra director shall be a member of Class I and if the fraction is two-thirds (2/3) one of the extra directors shall be a member of Class I and the other shall be a member of Class III. The term of office of directors elected to each class at the first annual meeting of stockholders shall expires as follows: Class I shall expire at the 1999 annual meeting of stockholders, Class II shall expire at the 2000 annual meeting of stockholders, Class III shall expire at the 2001 annual meeting of stockholders. At each annual meeting of stockholders


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following the first annual meeting of stockholders, directors shall be elected to succeed those directors whose terms expire for a term of office to expire at the third succeeding annual meeting of stockholders after their election. All directors shall hold office until the annual meeting of stockholders for the year in which their term expires and until their successors are duly elected and qualified, or until their earlier death, resignation, disqualification or removal.

         C.       Vacancies

         Subject to the rights, if any, of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, disqualification or removal may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified.

         D.       Removal

         Subject to the rights, if any, of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

                                   ARTICLE VI

                     NOMINATIONS FOR THE BOARD OF DIRECTORS

         Nominations of persons for election to the Board of Directors may be made at an annual meeting of stockholders or special meeting of stockholders called by the Board of Directors for the purpose of electing directors (i) by or at the direction of the Board or (ii) by any stockholder of the corporation entitled to vote for the election of directors at such meeting who complies with the notice procedures set forth in this Article VI. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the scheduled date of the meeting, regardless of any postponement, deferral or adjournment of that meeting to a later date; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of the meeting was mailed or (ii) the day on which such public disclosure was made.

         A stockholder's notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director (a) the name, age, business address and residence address of such person, (b) the principal occupation or


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employment of such person, (c) the class and number of shares of the corporation that are beneficially owned by such person on the date of such stockholder's notice and (d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor statute thereto (the
"Exchange Act") (including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to the stockholder giving notice (a) the name and address, as such information appears on the corporation's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominee(s),
(b) the class and number of shares of the corporation which are beneficially owned by such stockholder and each other stockholder known by such stockholder to be supporting such nominee(s) on the date of such stockholders notice, (c) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and (iii) a description of all arrangements or understandings between the stockholder and each nominee and other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder.

         Subject to the rights, if any, of the holders of any series of Preferred Stock then outstanding, no person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Article VI. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Article VI and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                                  ARTICLE VII

                           MEETING OF THE STOCKHOLDERS

         At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by a stockholder of the corporation who complies with the procedures set forth in this Article VII. For business or a proposal to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the scheduled date of the annual meeting, regardless of any postponement, deferral or adjournment of that meeting to a later date; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or mailed and received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of the meeting was mailed or (ii) the day on which such public disclosure was made.

         A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before an annual meeting of stockholders (i) a description, in 500 words or


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less, of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as such information appears on the corporation's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the corporation which are beneficially owned by such stockholder and each other stockholder known by such stockholder to be supporting such proposal on the date of such stockholder's notice, (iv) a description, in 500 words or less, of any interest of the stockholder in such proposal and (v) a representation that the stockholder is a holder of record of stock of the corporation and intends to appear in person or by proxy at the meeting to present the proposal specified in the notice.

         The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the procedures prescribed by this Article VII, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing, nothing in this Article VII shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by, at the direction of, or on behalf of, the Board of Directors.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         To the fullest extent permitted by the General Corporation Law or Delaware, as the same may be amended from time to time, the corporation shall indemnify any and all of its directors and officers, or former directors and officers, or any person who may have served at the corporation's request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise.

                                   ARTICLE IX

                               DIRECTOR LIABILITY

         To the fullest extent permitted by the General Corporation Law of Delaware, as the same may be amended from time to time, a director or former director of the corporation shall not be personally liable to the corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director. No repeal, amendment or modification of this Article, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director or former director of the corporation prior to such repeal, amendment, or modification.



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                                   ARTICLE X

                        SPECIAL MEETINGS OF STOCKHOLDERS

         Subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders, unless otherwise prescribed by statute, may be called at any time only by the Chairman of the Board of the corporation or the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors, which constitutes the total number of directors which the corporation would have if there were no vacancies on the Board of Directors.

                                   ARTICLE XI

                                     BYLAWS

         The Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the corporation. Any Bylaws made by the directors under the powers conferred hereby may be amended or repealed by the directors or by the stockholders. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, the Bylaws shall not be amended or repealed by the stockholders, and no provision inconsistent therewith shall be adopted by the stockholders, without the affirmative vote of the holders of at least 80% of the voting power of all shares of the corporation entitled to vote generally in the election of directors voting together as a single class.

                                  ARTICLE XII

                                   AMENDMENTS

         The corporation reserves the right to amend, add, alter, change repeal or adopt any provision contained in the Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. In addition to any affirmative vote required by applicable law or any other provision of the Certificate of Incorporation or specified in any agreement, and in addition to any voting rights granted to or held by the holders or any series of Preferred Stock, the affirmative vote of the holders of not less than 80% of the voting power of all securities of the corporation entitled to vote generally in the election of directors shall be required to amend, add, alter, change, repeal or adopt any provisions inconsistent with Articles V, VI, VII, VIII, X, XI and XII of the Certificate of Incorporation.


         I, THE UNDERSIGNED, being the Chief Executive Officer of How2HQ.com, Inc., do hereby execute this Amended and Restated Certificate of Incorporation, declaring and certifying that the facts herein stated are true on this 14th day of October, 1999.

                                      /s/ STEVEN B. SOLOMON
                                      ------------------------------------------
                                      Steven B. Solomon, Chief Executive Officer


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